UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2015

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201 Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 793-2145

__________________________________________________________________
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Pernix Therapeutics Holdings, Inc. (the “Company”) adopted changes to the compensation arrangements of the Company’s Chief Executive Officer and its other named executive officers.

The Compensation Committee retained Radford, an independent third-party consultant which reports directly to the Compensation Committee, not to management, to assist it in developing an executive compensation program that will primarily reward “pay for performance” and will encourage executive officers to work for the Company’s long-term prosperity without encouraging assumption of excessive risks.  One of the key factors the Compensation Committee took into account when approving its compensation plans and programs for executive officers is alignment with the Company’s performance. To that end, the Company has structured short-term and long-term incentives for executive officers so that they reward achievement of key performance metrics that help realize the Company’s strategic goals and objectives. For example, the metric for vesting of all Performance Options described below is the Company’s stock price.  As described below, no Performance Options vest until the Company’s stock price exceeds $20 per share.  The Company believes that this alignment will ultimately result in long-term stock price appreciation for its stockholders.

The key objectives the Compensation Committee considered were: (i) competiveness - to ensure that executives’ total compensation levels are competitive with peer companies so that it can attract and retain high performing key executive talent, (ii) pay for performance - that a substantial portion of executive compensation should include short- and long-term incentive awards that are tied to the achievement of the short- and long-term performance objectives of both the Company and the individual, (iii) alignment with stockholders’ interests - total compensation levels should include a component that reflects relative stockholder returns and the Company’s overall performance through the use of equity based awards and (iv) simplicity and flexibility – the  executive compensation program should be straightforward and easy to understand for both our employees and stockholders and sufficiently flexible to be able to adapt to rapid changes in the competitive environment for executives in the pharmaceutical industry.

The material changes the Company made were granting the officers (i) a special one-time performance based option (the “Performance Options”) which vests and become exercisable based upon the stock price of the Company achieving certain levels and (ii) additional core options (the “Core Options”) which are intended to be annual grants and vest over a four year period.  The Company also made certain changes in the cash compensation and target bonus percentages of certain officers.  The grant of options and increase in compensation is conditioned on each of the named executive officers executing and delivering a Confidentiality and Non-Competition Agreement.

Performance Options.

A determination of whether and how many of the Performance Options vest and become exercisable will be made on August 14, 2018 (the “Measuring Date”) (that date that is three-years from the grant date) based upon the average closing bid price of the Company’s Common Stock for the twenty trading days ending on the Measuring Date.  If the average closing bid price of the Company’s Common Stock for the twenty trading days immediately ending on the Measuring Date is (i) less than $20 per share, no Performance Options vest, (ii) $20 per share or more and less than $25 per share, then 50% of the Performance Options vest, (iii) $25 per share or more and less than $30 per share, then 75% of the Performance Options vest, (iii) $30 per share or more and less than $35 per share, then 100% of the Performance Options vest, and (iv) $35 per share or more, then 150% of the Performance Options vest.  50% of any such vested options shall be exercisable on the Measuring Date and the remaining fifty 50% of such vested options shall be exercisable one year after the Measuring Date. Upon a change of control of the Company after the Measuring Date, any vested but exercisable Performance Options shall become exercisable.  Upon a change of control prior to the Measuring Date, the Measuring Date shall become the effective date of the change of control and the amount of Performance Options that vest, if any, shall be based upon the common stock price as of the effective date of the change of control.  For example, if a change of control occurs prior to August 14, 2018 and the price of the Company’s Common Stock for the twenty trading days prior to the effective date of the change of control is $24 per share then each named executive officer would vest in 50% of the Performance Options.

The following table sets forth the Performance Options granted to each of the named executive officers:

Name	Target Awards	Threshold 1 ($20) Vested Options (50%)	Threshold 2 ($25) Vested Options (75%)	Target ($30) Vested Options (100%)	Maximum Vested Options (150%)
Doug Drysdale	200,000	100,000	150,000	200,000	300,000
Terence Novak	70,000	35,000	52,500	70,000	105,000
Sanjay Patel	70,000	35,000	52,500	70,000	105,000
Rick Shalaby	70,000	35,000	52,500	70,000	105,000
Barry Siegel	45,000	22,500	33,750	45,000	67,500

Core Options.

In addition to the Performance Options, the Company granted to the named executive officers the options listed below.  The Core Option are intended to be annual grants and vest over a four year period with 25% of such options vesting on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant.  All options accelerate on a change of control of the Company.  The following table sets forth the Core Options granted to each of the named executive officers:

Name	Core Option Awards
Doug Drysdale	360,000
Terence Novak	120,000
Sanjay Patel	120,000
Rick Shalaby	120,000
Barry Siegel	100,000

Cash and Bonus Compensation.

The Company also made the following additional compensation changes: (i) Mr. Drysdale’s salary was increased 3.0% from $575,000 per year to $593,200 per year, (ii) Mr. Drysdale’s targeted annual bonus was increased from 50% of his base salary to 75% of his base salary, (iii) Mr. Shalaby’s salary was increased from $325,000 per year to $350,000 per year, (iv) Mr. Shalaby’s targeted annual bonus was increased from 40% of his base salary to 50% of his base salary and (v) Mr. Siegel’s salary was increased 3.0% from $325,000 per year to $334,800 per year.

Non-Competition Agreements.

In consideration of the option grants and cash consideration increases described above, the named executive officers have entered into a Confidentiality and Non-Competition Agreement.  The Confidentiality and Non-Competition Agreements, among other things, restricts each named executive officer, for a one-year period following termination of employment for any reason, from working for any business that competes directly with the Company’s business and from soliciting any employee of the Company to work for another business.  The agreement also contains confidentiality, assignment of inventions and other similar provisions.

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SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Dated: August 18, 2015	By:	/s/ Sanjay Patel
Sanjay Patel
Chief Financial Officer

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